Exhibit 10.116

Mercator Momentum Fund, LP.
TERM SHEET

This Term Sheet is intended as an outline of the basic terms upon which Mercator Momentum Fund, LP (“Mercator” or “Lender”) would be willing to consider the extension of credit to Calypte Biomedical Corporation (“Borrower” or “Company”). This Term Sheet should not be construed as an offer to lend based upon such terms or as a binding commitment. The terms set forth herein are based on limited information provided by Borrower and are subject to change pending the completion of due diligence and the approval of Mercator’s loan committee. Until the parties have executed a definite loan agreement and related documentation, neither Mercator nor its partners shall have any obligation to fund the loan outlined herein.

September 12, 2002

Borrower:	Calypte Biomedical Corporation
1265 Harbor BayParkway
Alameda, CA 94502
Tel: (510) 749-5100
Fax: (510) 526-5381

Lender:	Mercator Momentum Fund, LP and/or other participants from time to time (collectively referred to as “Lender”).

Total Credit Facility:	$2,000,000

Debenture Tranche Funding	$550,000 for 1st Debenture funding, $500,000 Debenture funding thereafter per 30 day subject to conditions as set forth herein.

Availability:	Immediately upon the signing of a definitive agreement reflecting the Terms set forth herein.

Conditions Precedent:	N/A.

Market Price:
Market Price shall mean the average of the lowest three inter-day trading prices (which need not occur on consecutive Trading Days) during the twenty Trading Days immediately preceding the applicable Conversion Date (which may include Trading Days prior to the Original Issue Date), provided, that such thirty Trading Day period shall be extended for the number of Trading Days during such period in which (A) trading in the Common Stock is suspended by, or not traded on, the pink sheets or a Subsequent Market on which the Common Stock is then listed, or (B) after the date declared effective by the Commission, the Underlying Shares Registration Statement is either not effective or the Prospectus included in the Underlying Shares Registration Statement may not be used by the Holder for the resale of Underlying Shares.

Repayment:	Monthly interest, principal on maturity. Interest shall accrue until Maturity or paid in kind upon conversion.

Rate:	12% APR

Commitment Fee:	The Company shall pay a Commitment Fee equal to 10% of the Total Credit Facility. The entire Commitment Fee will be net funded from upon initial debenture funding.

Maturity:	The earlier of September 12, 2004 (the “Maturity Date”), the Borrower’s next equity event, or a sale or merger.

Conversion:
The Note shall be convertible at the Lender’s sole discretion in part or in whole at a price equal to 85% of the Market Price. Notwithstanding the foregoing, the Lender will not convert should the Market Price of Company be below $0.05

Registration:
Upon the initial debenture funding of $550,000, the Company shall have a Registration Statement submitted to the SEC within 45 Days registering 200% of the common stock of the company available for conversion immediately after the initial funding. Furthermore, the Registration Statement must be deemed effective by the SEC for the Company to receive any additional Debenture tranches. Such tranches will be available to Company in 30 day increments.

Default:
At an event of Default (failure to make interest and/or principle payment(s) when due, failure to submit Registration statement within 45 Days, and/or failure to have Registration statement approved within 90 Days thereafter) the Company shall issue to the Lender 10,000 shares of Company’s common stock per day from the time of Default until Default is corrected and the lower of 18% APR or the highest rate of interest permitted by law. The corresponding Registration statement shall be amended immediately by Company to include the Default shares, if any.

Common Stock:
For the first Debenture in the amount of $550,000, the Company shall issue the Lender 500,000 shares of common stock of Company. Such stock shall be included in a Registration Statement. For each Debenture thereafter the Lender will also receive additional common stock of the Company as agreed by both parties.

Extension:	N/A

Collateral:	N/A

Debt Subordination:	N/A

Warrants:	N/A

Financial	None; provided, however, the proceeds of the Credit Facility shall not be

Covenants:	available to reduce or retire any insider note or convertible debt.

Reporting:	Monthly Financials

Documentation:
Lender’s standard documents, including: conditions to advances, representations and warranties on company status, legal compliance, liens, legal compliance; covenants on investments, liens, debt, dispositions, insurance; remedies, jury waiver and California law provisions.

Expenses:	Borrower to reimburse Lender for all out of pocket costs in connection with the underwriting, legal, documentation and funding of the Credit facility.

Deposit:	N/A

Confidentiality:	This Term Sheet is confidential and proprietary to Lender. Please treat it with the same respect that we treat your private information and do not disclose it to any third parties.

To confirm your agreement with these basic terms, and to permit us to proceed with our due diligence, please fax an executed copy of this Term Sheet to our office (213.533.8285) and deliver the executed original and the Deposit to our office via courier by 5:30 p.m. September 12, 2002:

Mercator Momentum Fund, LP.
555 South Flower Street, Suite 4500
Los Angeles, CA 90071

THIS TERM SHEET EXPIRES AT
5:30 p.m. (PST) on September 12, 2002.
MERCATOR MOMENTUM FUND, LP.

/s/    ANSHUMAN “ANDY” DUBE

Anshuman “Andy” Dube
General Partner

Agreed and confirmed:

Calypte Biomedical Corporation

By:         /s/    ANTHONY J. CATALDO

Title:     Executive Chairman

Date:     September 12, 2002

REGISTRATION RIGHTS AGREEMENT

AGREEMENT dated as of the 12th day of September, 2002, between the person whose name and address appears in the convertible debenture (individually, a “Holder” or, collectively with the holders of the Securities issued in the Offering, each as defined below, the “Holders”), and CALYPTE BIOMEDICAL CORPORATION., a Delaware corporation having its principal executive office at 1265 Harbor Bay Parkway, Alameda, CA 94502 (the “Company”).

WHEREAS, the Holders have previously subscribed to a convertible debenture (the “Debenture”) with the Company in the principal amount of U.S. $550,000 (the “Offering”). The Holders, upon conversion of the debenture may own up to a maximum of 11,000,000 Units (the “Units”), each Unit consisting of one share of Common Stock, $.001 par value (the “Common Stock”) of the Company.

WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein with respect to the Shares;

NOW, THEREFORE, the parties hereto mutually agree as follows:

1.    Registrable Securities.    As used herein the term “Registrable Security” means each of the shares of Common Stock included in the Units; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the “Securities Act”) and disposed of pursuant thereto, or (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security. The term “Registrable Securities” means any and/or all of the securities falling within the foregoing definition of a “Registrable Security.” In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of “Registrable Security” as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

2.    Registration.    The Company agrees to file a registration statement (a “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) within 45 days of the completion of the Offering in order to register the resale of the Registrable Securities under the Securities Act. Once effective, the Company will be required to maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold, or (ii) the date that the Company receives an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise.

3.    Covenants of the Company With Respect to Registration.

The Company covenants and agrees as follows:

(1)    connection with any registration filed pursuant hereto, the Company shall use its best efforts to cause the Registration Statement to become effective as promptly as possible and, if any stop order shall be issued by the Commission in connection therewith, to use its reasonable efforts to obtain the removal of such order. Following the effective date of a Registration Statement, the Company shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act, and other documents necessary or incidental to the public offering of the Registrable Securities, as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of the Holder’s Registrable Securities. The obligations of the Company hereunder with respect to the Holder’s Registrable Securities are subject to the Holder’s furnishing to the Company such appropriate information concerning the Holder, the Holder’s Registrable Securities and the terms of the Holder’s offering of such Registrable Securities as the Company may reasonably request in writing.

(2)    The Company shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to Section 2 hereof including, without limitation, the Company’s legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Registrable Securities sold by the Holder pursuant thereto.

(3)    The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of such securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

4.    Additional Terms.

(1)    The Company shall indemnify and hold harmless the Holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for the Holder, any Registrable Securities, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any other registration statement filed by the Company under the Securities Act with respect to the registration of the Registrable Securities, any post-effective amendment to such registration statements, or any prospectus included therein or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls either the Holder or underwriter within the meaning of the Securities Act and each officer, director, employee and agent of the Holder and underwriter; provided, however, that the indemnification in this Section 5(a) with respect to any prospectus shall not inure to the benefit of the Holder or underwriter (or to the benefit of any person controlling the Holder or underwriter) on account of any such loss, claim, damage or liability arising from the sale of Registrable Securities by the Holder or underwriter, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Holder or underwriter by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holder or underwriter to the purchaser prior to such sale and provided further, that the Company shall not be obligated to so indemnify the Holder or any such underwriter or other person referred to above unless the Holder or underwriter or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by the Holder or underwriter expressly for use therein.

(2)    If for any reason the indemnification provided for in the preceding section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

(3)    Neither the filing of a Registration Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon the Holder any obligation to sell the Holder’s Registrable Securities.

(4)    The Holder, upon receipt of notice from the Company that an event has occurred which requires a Post-Effective Amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

(5)    If the Company fails to keep the Registration Statement referred to above continuously effective during the requisite period, then the Company shall, promptly upon the request of the Holders of at least a majority of the unsold Registrable Securities, use its best efforts to update the Registration Statement or file a new registration statement covering the Registrable Securities remaining unsold, subject to the terms and provisions hereof.

(6)    The Holder agrees to provide the Company with any information or undertakings reasonably requested by the Company in order for the Company to include any appropriate information concerning the Holder in the Registration Statement or in order to promote compliance by the Company or the Holders with the Securities Act.

5.    Governing Law.    The Registrable Securities will be, if and when issued, delivered in California. This Agreement shall be deemed to have been made and delivered in the State of California and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of California, without giving effect to the choice of law rules thereof.

6.    Amendment.    This Agreement may only be amended by a written instrument executed by the Company and the Holder.

7.    Entire Agreement.    This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.    Execution in Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

9.    Notices.    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

If to the Holder, to his, her or its address set forth in the Purchaser Questionnaire.

If to the Company, to the address set forth on the first page of this Agreement.

10.    Binding Effect; Benefits.    The Holder may assign his, her or its rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and successors. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and successors, any rights or remedies under or by reason of this Agreement.

11.    Headings.    The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

12.    Severability.    Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

CALYPTE BIOMEDICAL CORPORATION.

By:

Name:

             Its:

HOLDER:

MERCATOR MOMENTUM FUND, LP

By:

             Its:

November 7, 2002

VIA E-Mail and First Class Mail

Mr. Anthony J. Cataldo
Executive Chairman
Calypte Biomedical Corp.
1265 Harbor Bay Parkway
Alameda, CA 94502

Re: Registration Rights Agreement—Waiver of Default—Amendment.

Dear Tony:

Please permit the within to confirm our prior understanding and agreement with respect to our waiver of the provision requiring Calypte Biomedical Corporation to file a Registration Statement (as defined in the Registration Rights Agreement dated as of the 12th day of September, 2002 (the “Agreement”)). The requirement to file a Registration Statement is hereby extended an additional forty five (45) days through December 11, 2002. All other terms and conditions of the Agreement remain in full force and effect unless modified in writing with the mutual consent of both parties. Please countersign this letter acknowledging your agreement to the waiver and amendment and forward a fully executed copy of this letter back to me at our office.

Should you have any questions, please call me.

Kindest Regards,
Mercator Group, LLC.

/s/    DAVID FIRESTONE
David Firestone
Managing Partner

Agreed to:

Calypte Biomedical Corporation

/s/    ANTHONY J. CATALDO

Anthony J. Cataldo
Executive Chairman